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                                                             EXHIBIT 10.13

                          TAX ADMINISTRATION AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of _________________, 1996 by and between MANOR CARE, INC., a Delaware corporation ("Manor"), and CHOICE HOTELS HOLDINGS, INC. (to be renamed Choice Hotels International, Inc.), a Delaware corporation ("Choice").

                                    RECITALS

         WHEREAS, pursuant to a Distribution agreement (the "Distribution Agreement" dated as of ____________, 1996, Choice and Manor have agreed to enter into this agreement relating to certain tax administration matters on the terms and conditions set forth herein; and

         WHEREAS, Manor shall retain the personnel and systems formerly utilized in the administration of the services described herein; and

         WHEREAS, Choice desires to retain Manor as described herein, and Manor desires to render such assistance on an equitable, arms length basis for a fee;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Choice and Manor agree as follows:

1. Definitions. As used in this Agreement, the terms indicated below shall have the following meanings:

              "Ancillary Agreement" shall have the meaning described in the Distribution Agreement.

              "Distribution" means the distribution to the holders of Manor Care Common Stock of all the outstanding shares of Choice Common Stock.

              "Distribution Date" means the date determined by the Board of Directors of Manor as the date on which the Distribution shall be effected.

              "Lodging Business" shall mean any business or operation of Choice or the Lodging Subsidiaries (as defined in the Distribution Agreement) which is, pursuant to the Distribution Agreement, to be conducted, following the Distribution.
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              "Prime Rate" shall be the rate identified from time to time in the
      New York edition of the Wall Street Journal as being the Prime Rate of interest.

             "Tax Claim" means a claim by a Taxing Authority for sales, use, occupancy, real estate, personal property or other taxes (other than income tax), miscellaneous licenses, permits, and fees, interest and penalties (other than penalties for the delinquent payment of assessments) which claims arise from or relate to the Lodging Business and which under the Distribution Agreement or any Ancillary Agreement is charged to Choice.

              "Taxing Authority" means any Country, State, County, Municipality, City or other governmental entity legally empowered to tax Choice properties or operations. Any capitalized terms defined in the Distribution Agreement and used herein shall have the meanings ascribed to them in the Distribution Agreement unless otherwise defined herein.

      2.1 Tax Claim Administration Services. Upon request of Choice, Manor shall provide the services described in Exhibit B. Manor will promptly notify Choice in writing of any Tax Claims for which it receives notice. Choice shall have full authority to defend and settle all Tax Claims. Manor will not protest, settle, compromise or pay any Tax Claims (except under protest), without the prior written consent of Choice. Manor agrees to provide such services only if it reasonably believes the service will not interfere with the conduct of the business of Manor or pose an unreasonable burden.

      2.2 Standard of Care. All services provided hereunder shall be administered in accordance with Manor's standard policies, procedures and practices in effect as of the date hereof and as may be changed, and as more particularly described below, or as otherwise specified in accordance with the terms thereof. In so doing, Manor shall follow commonly accepted standards of care in the industry and exercise the same care and skill as it exercises in performing like services for itself.

      3. Financial Provisions.

      3.1 Reimbursement. Choice will reimburse Manor for any Tax Claims for which Manor is ultimately held liable, other than Tax Claims for which Choice is entitled to indemnification under Section 4(a) hereof, together with all out-of-pocket expenses including legal fees incurred by Manor in protesting or disputing any Tax Claim or endeavoring to obtain a refund at Choice's request.

      3.2 Pricing and Payment for Services. Choice shall pay Manor for services requested and rendered hereunder as follows:


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              (a) The charging mechanisms for rates or charges for each service shall include (i) activity-based charges where the per unit price will be multiplied by the variable number of units; (ii) fixed fee based charges, meaning a fixed amount per accounting period for Manor to perform the service; (iii) usage based charges for which Choice will pay according to actual use of the service; (iv) time and materials charges; (v) any out-of-pocket expenses, including, but not limited to, fees of consultants and attorneys; or (vi) a variation or a combination of any of the foregoing methods as agreed to by the parties.

              (b) Choice shall pay any and all additional costs and expenses which Manor may incur for the express purpose of providing services to Choice hereunder.

              (c) Choice shall pay Manor for all services provided hereunder within thirty (30) days after receipt of an invoice therefor. Choice will remit the amount of any Tax Claims payable by Manor before Manor is required to remit such amount to any Taxing Authority. If Manor subsequently recovers any amounts paid by Choice hereunder or if Manor recovers any Tax Claim previously paid, it will remit such amounts to Choice within thirty (30) days of receipt. Choice shall pay fixed charges in advance on the first business day of the applicable Accounting Period. Any payments not made by Choice to Manor, or not made by Manor to Choice, when due shall bear interest, computed daily, from the date due to the date of payment based on the annual percentage rate equal to the Prime Rate plus two (2) percentage points, as same may vary from time to time.

      4.      Indemnification.

              (a) Manor will defend, indemnify and hold harmless Choice, its subsidiaries, affiliates, directors, officers, employees and agents from Tax Claims arising from (i) Manor's failure to file a required tax return or (ii) Manor's failure to pay the tax shown as due on any tax return applicable to the Lodging Business unless in the case of (ii), such Tax Claim is being contested by Manor or a Manor subsidiary in good faith on the date of this Agreement.

              (b) Choice will defend, indemnify and hold harmless Manor, its subsidiaries, affiliates, directors, officers, employees and agents from any Tax Claims which are not subject to indemnification by Manor pursuant to Section 4(a) above, and any out-of-pocket expenses incurred by Manor in protesting or disputing any Tax Claims at Choice's request.

              (c) Choice shall indemnify, defend and hold harmless Manor and its subsidiaries, and Manor shall indemnify, defend and hold harmless Choice and its subsidiaries from and


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              against any liability, cost, or expense, including, without limitation, any fine, penalty, interest charge (restricted to interest in excess of the rate established under Section 6621 of the Code and interest which is in respect of the penalty portion of an assessment), or accountants' or attorney's fee, arising out of fraudulent or negligently prepared information, workpapers, documents, and other items used in the preparation of, or presented in, any return, amended return, or claim or refund filed, and which information, workpapers, documents, or other items originated with and/or were prepared by such indemnifying party.

      5. Access to Information. Choice and its authorized agents will be given reasonable access to and may take copies of all information relating to the Tax Claims, Manor's time and expense charges for providing the services provided hereunder, and Manor's out-of-pocket expenses. Choice and its authorized agents may, upon fourteen (14) days written notice, annually audit Manor's claims, administration policies, procedures and practices and the Tax Claims. The parties will cooperate with one another to minimize the disruption caused by any such audit. Manor will retain all information relating to Tax Claims in accordance with the retention policies in the Distribution Agreement, with Manor's internal record retention policy and in accordance with applicable laws.

      6. Term. The term of this Agreement shall commence on the Distribution Date and shall remain in effect through the end of the first full Fiscal Year immediately following the Distribution Date. Unless terminated pursuant to the terms hereof, the Agreement shall automatically renew each Fiscal Year thereafter for the extended term of said Fiscal Year and shall not extend past the last day of the 30th month following the Distribution; provided, however, that Choice may terminate this agreement or any services provided hereunder at any time for any reason or no reason upon sixty (60) days' prior written notice to Manor. This Agreement may also be terminated in the event of a default (past the expiration of any applicable cure period provided herein) in accordance with the provisions of this Agreement.

      7. Default. If either party materially defaults hereunder, the non-defaulting party may terminate this Agreement effective immediately (subject to the cure periods set forth herein below) upon written notice to the defaulting party. The non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred). The following events shall be deemed to be material defaults hereunder:

              (a) Failure by either party to make any payment required to be made to the other hereunder, which failure is not remedied with five (5) days after receipt of written notice thereof; or

              (b) Except as otherwise provided herein, failure by either party substantially to perform in accordance with the terms and conditions of this Agreement, which failure is not


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              remedied within thirty (30) days after receipt of written notice from the other party specifying the nature of such default; or

              (c) (i) Filing of a voluntary bankruptcy petition by either party;
              (ii) filing of any involuntary bankruptcy petition against either party which is not withdrawn within sixty (60) days after filing;
              (iii) assignment for the benefit of creditors made by either party; or (iv) appointment of a receiver for either party.

      8. Force Majeure. Manor and Choice shall incur no liability to each other due to a default under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out, work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other delay beyond each other's reasonable control.

      9. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties.

      10. Assignment. Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed.

      11. Headings. The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

      12. Severability of Provisions. Neither Manor nor Choice intend to violate statutory or common law by executing this Agreement. If any section, sentence, paragraph, clause or combination of provisions in this Agreement is in violation of any law, such sections, sentences, paragraphs, clauses or combinations shall be inoperative and the remainder of this Agreement shall remain in full force and effect and shall be binding upon the parties.

      13. Parties Bound. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any person any legal or equitable rights hereunder.


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      14. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or shall be deemed to have been properly made and given one (1) business day after being deposited with a reputable overnight courier service such as Federal Express, Airborne Express or UPS Next Day Air for next business day delivery to the following addresses (or at such other addresses for a party as shall be specified by like notice):

                   to Choice:

                            Choice Hotels International, Inc.
                            10750 Columbia Pike
                            Silver Spring, MD 20901
                            Attention: General Counsel

                   to Manor:

                            Manor Care, Inc.
                            11555 Darnestown Road
                            Gaithersburg, MD 20878-3200
                            Attention: General Counsel

      15. Further Action. Manor and Choice each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

      16. Waiver. Manor and Choice each agree that the waiver of any default under any term or condition of this Agreement shall not constitute any waiver of any subsequent default or nullify the effectiveness of that term or condition.

      17. Governing Law. All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Maryland, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

      18. Consent to Jurisdiction. The parties irrevocably submit to the exclusive jurisdiction of (a) the Courts of the State of Maryland in Montgomery County, and (b) the United States District Court for the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement.

      19. Commercially Reasonable Terms and Conditions. The terms and provisions of this Agreement are and shall reflect commercially reasonable terms and conditions (including, but not limited to, pricing) that are at least


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as favorable and as competitive to Choice as the terms and conditions Manor would grant or require of third parties for substantially similar goods and services.

      20. Liaisons. Choice and Manor shall each appoint a managerial level individual (hereinafter "Representative") to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives are named on Exhibit A. Each party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other party setting forth the name of (i) the Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement.

      21. Other Agreements. Notwithstanding anything to the contrary contained herein, Choice shall not be charged under this Agreement for any services which are required to be performed under any operating lease or other agreement between Choice and Manor, or their respective subsidiaries.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CHOICE HOTELS HOLDINGS, INC., a
                              Delaware corporation

                              By:______________________________________
                                 Name:______________________________
                                 Title:_______________________________

                              MANOR CARE, INC., a
                              Delaware corporation

                              By:______________________________________
                                 Name:______________________________
                                 Title:_______________________________


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                                    EXHIBIT A

                                 REPRESENTATIVES

                       Darrell Carlisle - Manor Care, Inc.

               Terry Ingalsbe - Choice Hotels International, Inc.


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                                    EXHIBIT B

                                    SERVICES

                                   [ATTACHED]


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                    PERSONAL PROPERTY TAX RETURNS AND AUDITS
                              SCHEDULE OF SERVICES

1.    Extract detailed Fixed Assets data from Global Fixed Asset System.

2. Review prior year return for audit settlements and special issues. For new facilities (construction and/or acquisition) contact taxing authorities for property information.
      Maintain and update due date schedule.

3.    Review return instructions for law changes; perform research as required.

4. Classify current year acquisitions as taxable or non-taxable and by type of asset - i.e., computer, furniture or equipment.

5. Analyze total unit cost for reasonableness; identify unrecorded dispositions.

6.    Adjust asset basis for non-taxable costs.

7. Process return using available resources. Estimate assessed value and tax due.

8.    Mail return.

9.    Compare assessed value per notice to return. File appeals as needed.

10.   Pay bill and monitor accruals.

11.   Prepare annual unit budgets.

12.   Respond to audit requests; settle audit issues.


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                     SALES/USE AND OCCUPANCY TAX COMPLIANCE
                              SCHEDULE OF SERVICES

1. Extract sales and accruals for each unit from the general ledger; enter data into worksheet.

2. Review exempt sales report and contact unit manager if necessary; make appropriate adjustments.

3.    Determine if accruals are in balance and make adjustments if necessary;

4.    Reconcile unit accruals; determine that over/under are within guidelines.

5.    Print worksheets, over/under accrual memo, and transmittal letter.

6.    Print return.

7.    Pay tax due; compare to transmittal letter, return, and accrual balance.

8.    Present return for Choice review.

9.    Copy and timely mail return.

10.   Prepare reply to inquiries.


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                       SALES/USE AND OCCUPANCY TAX AUDITS
                              SCHEDULE OF SERVICES

1.    Schedule audits with Taxing Authority's auditors;

2. Determine the scope of audits and the audit methods and procedures for such auditors;

3.    Prepare and transmit responses to auditor's Information Document Requests;

4.    Research and prepare proposals for resolving audit issues;

5. Prepare summary reports on each audit covering audit issues, recommendations for payment or protest and actions to be taken to correct deficiencies;

6.    Prepare written protests for deficiencies which cannot be settled;

7.    Prepare quarterly state audit reports.


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                 MAINTENANCE OF FIXED ASSETS - TAX BOOKS 2, 5, 6
                              (FEDERAL, AMT & ACE)
                              SCHEDULE OF SERVICES

1.    Review Federal regulations for law changes; perform research as required.

2. Extract monthly fixed asset data from Global F/A System. This includes additions, adjustments and retirements.

3. Classify monthly additions by asset type and depreciation method. Submit corrections to Fixed Asset department as needed.

4. Review new facility/renovation additions for Section 1245 classification. Obtain construction cost report and analyze for details.

5. Review acquisition additions for accuracy and reasonableness. Obtain copies of settlement sheets, purchase agreements, etc. for details to fixed asset allocation.

6. Review monthly dispositions and retirements. Calculate tax gain or loss as needed.

7. Obtain fixed asset information for separate companies (such as Choice foreign operations). Review and submit entries for tax books to Fixed Asset department.

8. Review Global F/A System for luxury auto limitations calculations. Submit corrections as needed.

9. Extract reports from Global F/A System as needed for special projects or projections.


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                          REAL ESTATE TAX - CONSULTING
                              SCHEDULE OF SERVICES

1. Review lease or management agreement. Perform real estate tax projections on acquisitions.

2.    Investigate local assessment ratios and procedures.

3.    Collect current year financial data.

4. Input financial data and perform targeting analysis to determine if an appeal should be filed. Hire consultant where necessary.

5.    Contact assessor and set up initial meeting.

6.    Inspect subject property and competitive properties.

7.    Review assessor's worksheet and comps.

8. Prepare mini-appraisal of value based on the income approach, cost approach and market sales comparison.

9.    Prepare appeal documents.

10.   Attend hearing with assessor.

11.   Proceed to Administrative Board if necessary.

12. Contract an appraiser for an appraisal of the subject property where necessary.


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